Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4 of Spirit of Texas Bancshares, Inc. of our report dated February 12, 2018, relating to our audit of the consolidated financial statements of Comanche National Corporation, Inc. as of and for the years ended December 31, 2017 and 2016. We also consent to the reference of our firm under the heading “Experts” in this Registration Statement on Form S-4.

Stovall, Grandey & Allen, LLP

Fort Worth, Texas

January 10, 2019